UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

CARDIOVASCULAR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1698056
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Office and Zip Code)

Cardiovascular Systems, Inc. Amended and Restated 2017 Equity Incentive Plan
(Full Title of the Plan)

Scott R. Ward
Chief Executive Officer
Cardiovascular Systems, Inc.
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(651) 259-1600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Christopher J. Melsha, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock issuable under the Registrant’s Amended and Restated 2017 Equity Incentive Plan.	1,700,000	$25.82	$43,894,000	$4,069

(1)	Pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of additional securities that may become issuable pursuant to antidilution provisions of the Registrant’s Amended and Restated 2017 Equity Incentive Plan.
(2)	Represents shares that are reserved for issuance under the Registrant’s Amended and Restated 2017 Equity Incentive Plan.
(3)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on November 16, 2021, as quoted on the Nasdaq Global Select Market.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is filed by Cardiovascular Systems, Inc. (the “Company” or the “Registrant”) to register 1,700,000 shares of its common stock, par value $0.001 per share (the “Additional Shares”), for issuance under the Cardiovascular Systems, Inc. Amended and Restated 2017 Equity Incentive Plan, which amends and restates the Cardiovascular Systems, Inc. 2017 Equity Incentive Plan. The Additional Shares are in addition to the 2,550,000 shares of common stock registered on the Company's Registration Statement on Form S-8 filed on November 17, 2017 (File No. 333-221651) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Item 8, Exhibits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Fredrikson & Byron, P.A., filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.
23.2	Consent of Fredrikson & Bryon, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).
99.1
Cardiovascular Systems, Inc. Amended and Restated 2017 Equity Incentive Plan, as amended, incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed September 29, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on November 18, 2021.

CARDIOVASCULAR SYSTEMS, INC.
By	/s/ Scott R. Ward
Scott R. Ward
Chief Executive Officer

Each of the undersigned constitutes and appoints Scott R. Ward and Jeffrey S. Points his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Cardiovascular Systems, Inc. relating to the Company’s Amended and Restated 2017 Equity Incentive Plan and any or all amendments or post-effective amendments to the Registration Statement on Form S-8, and any and all future Registration Statements on Form S-8 filed for the purpose of registering additional shares resulting from share increases under the Company’s Amended and Restated 2017 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott R. Ward	Chairman, President and Chief Executive Officer (principal executive officer)	November 18, 2021
Scott R. Ward

/s/ Jeffrey S. Points	Chief Financial Officer (principal financial and accounting officer)	November 18, 2021
Jeffrey S. Points

/s/ Martha Goldberg Aronson	Director	November 18, 2021
Martha Goldberg Aronson

/s/ William E. Cohen	Director	November 18, 2021
William E. Cohen

/s/ Sachin Jain	Director	November 18, 2021
Sachin Jain

/s/ Augustine Lawlor	Director	November 18, 2021
Augustine Lawlor

/s/ Erik Paulsen	Director	November 18, 2021
Erik Paulsen

/s/ Stephen Stenbeck	Director	November 18, 2021
Stephen Stenbeck

/s/ Kelvin Womack	Director	November 18, 2021
Kelvin Womack